Exhibit 10.1

March 31, 2005

Private and Confidential

Scotia Pacific Company LLC

125 Main Street, Second Floor

Scotia, California 95565

Ladies and Gentlemen:

This letter agreement (this "Agreement") confirms the agreement that Scotia Pacific Company LLC, a Delaware limited liability company (together with its subsidiaries, the "Company"), has engaged UBS Securities LLC ("UBS") to act as its exclusive financial advisor and capital markets advisor in connection with any Restructuring Transaction (as defined below). Notwithstanding the exclusive nature of UBS' engagement hereunder, UBS agrees and acknowledges that the Company has retained Corporate Revitalization Partners, LLC, and may during the effective period of this Agreement retain other professionals to provide financial or capital markets advice; provided however that no other firm or professional shall engage in negotiations with holders of the Obligations (as defined below), including, without limitation, the holders of the Obligations (as defined below), their advisors or other representatives. UBS shall act on behalf of the Company and at the direction of the Independent Managers (as defined in the Company's Agreement of Limited Liability Company dated as of July 20, 1998, as the same may be amended from time to time, such Independent Managers currently being Sid Weiss and Jack Webb). This Agreement is separate from the engagement letter, dated May 27, 2004, between MAXXAM Inc., the parent of the Company ("Maxxam"), and UBS (the "Maxxam Agreement") with respect to a potential Private Placement or Alternative Transaction (as defined therein).

The term of UBS' engagement shall commence on the date hereof and continue until July 27, 2005, unless such engagement expires or is terminated earlier by the Company or UBS pursuant to the terms of this Agreement (the "Term"). In the event that the Company becomes a debtor in a case under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), the ongoing retention of UBS by the Company will be subject to the approval of the bankruptcy court with jurisdiction over the bankruptcy case. UBS and the Company acknowledge and agree that in the event that the Company becomes a debtor in a case under the Bankruptcy Code, UBS agrees to comply, and that this Agreement shall be construed in a manner that complies, with all applicable provisions of the Bankruptcy Code and applicable rules and agrees and acknowledges that the bankruptcy court shall have jurisdiction over the adjudication of this Agreement and any disputes relating to the engagement of professionals.

As used in this Agreement, the term "Restructuring Transaction" means, whether effected directly or indirectly, any restructuring of a material amount of the Company's liabilities outstanding on the date of this Agreement listed on Annex A hereto (the "Obligations"), including, without limitation, any exchange, conversion, repurchase or repayment of a material amount of such liabilities, or any material modification, amendment, deferral, restructuring, recapitalization, rescheduling, moratorium, or adjustment of the terms and/or conditions of any such liabilities; provided, however, that any restructuring of the principal amount of Obligations held by the Company in the Scheduled Amortization Reserve Account on the date of this Agreement ($53,600,000) will not be included within the definition of Restructuring Transaction.

1.   On the terms and subject to the conditions of this Agreement, UBS will provide the Company, upon request by the Company, the following financial and market related advisory services:

(a)	advising and assisting the Company in analyzing, structuring and negotiating the financial aspects of any Restructuring Transaction; and
(b)

assisting the Company in soliciting tenders and consents in connection with any Restructuring Transaction (except in connection with a Restructuring Transaction intended to comply with the requirements of Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act")), subject to the separate Transaction Agreement referred to in Section 4 hereof.

2.   For UBS' services hereunder, the Company agrees to pay to UBS the following non-refundable fees in cash:

(a) A monthly cash advisory fee of $150,000 (each, a "Monthly Advisory Fee"), payable in advance for the period commencing on the date of this Agreement with the first payment due upon execution of this Agreement and subsequent payments due on each monthly anniversary of the date of this Agreement; provided that 100% of such Monthly Advisory Fee shall be credited, to the extent actually paid, against the Restructuring Transaction Fee (as defined below).

(b)

A transaction fee equal to $5,600,000 (a "Restructuring Transaction Fee"). The Restructuring Transaction Fee shall be payable upon the consummation of a Restructuring Transaction; provided, however, that if the Restructuring Transaction is effectuated as part of a plan of reorganization (a "Plan") under the Bankruptcy Code, then the Restructuring Transaction Fee shall be payable upon the consummation of the Plan, or if earlier, the effective date (or any similar term) of the Plan.

(c) If the Restructuring Transaction is effectuated as part of a Plan, the Restructuring Transaction Fee will be an administrative expense entitled to first priority under Section 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code and shall be paid in full as a condition precedent to consummation of such Plan.

In addition to any fees payable to UBS, the Company will reimburse UBS, upon request made from time to time, for all of its reasonable expenses incurred in connection with this engagement from and after the date of this Agreement (which reimbursable expenses shall not include allocable overhead costs, including internal counsel expenses), including the reasonable fees, disbursements and other charges of its legal counsel, if any. Expenses reimbursable by the Company pursuant to this Section 2 shall not exceed $25,000 in the aggregate without the Company's prior written (which shall include e-mail) consent. Notwithstanding any other provisions of Section 2, in the event of termination of this Agreement, the Company shall only be liable for reimbursement of expenses pursuant to this Section 2, to the extent the same are incurred prior to the effective date of such termination. The provisions of this Section 2 shall not apply to legal or other professional fees and expenses to the extent that they are reimbursable by the Company pursuant to Section 5 hereof. UBS agrees and acknowledges that although it has investment banking professionals from several areas working on this matter, all such professionals will coordinate efforts to avoid duplication, and in no event shall the Company be obligated to pay any fees and expenses in connection with this engagement in addition to those contemplated by this Agreement.

The Company agrees that if the Restructuring Transaction Fee has not been paid to UBS during the term of this Agreement and at any time during the 12 months following termination or expiration of this Agreement, the Company determines to retain a financial advisor, placement agent, arranger or lead manager, as the case may be, to pursue (a) any sale, acquisition, merger or similar transaction involving all or substantially all of the business, securities or assets of the Company or another party (an "M&A Transaction") or (b) any debt or equity financing, whether public, private or otherwise (including any bank financing) (a "Financing"), UBS shall have the right of first refusal (but not the obligation) to act as exclusive financial advisor, exclusive placement agent, sole arranger, or sole book-running lead manager, as the case may be, with respect thereto for compensation customarily charged by an exclusive financial advisor, exclusive placement agent, sole arranger or sole book-running lead manager, as the case may be, of similar standing as UBS, in each case under a separate agreement containing customary terms and conditions.

3.   In rendering its services to the Company hereunder, UBS is not assuming any responsibility for the Company's underlying business decision to pursue or not to pursue any business strategy or to effect or not to effect any Restructuring Transaction. UBS acknowledges and agrees that the Company shall have the unilateral right to enter into and consummate any Restructuring Transaction (or no Restructuring Transaction) in its sole discretion. The Company agrees that UBS shall not have any obligation or responsibility to provide "crisis management" services for the Company or to provide any solvency or fairness opinion in connection with any Restructuring Transaction.

4.   The Company will furnish, or cause to be furnished, to UBS all data, material and other information known to the Company as UBS believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that UBS (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets or liabilities (contingent or otherwise) of the Company or any party to a Restructuring Transaction. To the best of the Company's knowledge, the Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify UBS if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to UBS.

The Company represents and warrants to UBS that the information (whether written or oral) supplied to any prospective purchaser or seller of a security in a Restructuring Transaction by or on behalf of the Company, when supplied and through the closing of such Transaction, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. In the event any Restructuring Transaction involves an exchange offer, tender offer or consent solicitation, prior to the commencement thereof the Company shall enter into with UBS a separate dealer manager or other appropriate agreement (a "Transaction Agreement") containing terms and conditions, including appropriate representations and legal opinions, customary for UBS in similar transactions; provided, that no separate fee shall be payable to UBS pursuant to such Transaction Agreement.

UBS will keep confidential any material non-public information of the Company made available to UBS by the Company in connection with its engagement hereunder; provided, such confidential information shall not include (1) any information that is or becomes generally available to the public, or (2) any information which is or becomes available to UBS on a non-confidential basis from a third party who is not known by recipient to be bound by a confidentiality obligation to the Company; and provided further, that such confidential information may be disclosed (a) to UBS' employees, agents, advisors and representatives in connection with its engagement hereunder who shall be informed of the confidential nature of the information and agree to be bound by confidentiality obligations similar to those set forth in this Agreement; (b) to any holder of obligations subject to a confidentiality agreement with the Company; (c) any person with the consent of the Company; or (d) if UBS is required to disclose such information pursuant to law, judicial or administrative process, or regulatory demand or request of any body having jurisdiction over UBS. In the event that UBS is requested or required by law to disclose any such confidential information, UBS shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy; provided that no such prior notification shall be required in respect of any disclosure to regulatory authorities in response to a request concerning UBS' business. This subparagraph supersedes any prior agreement between the Company and UBS respecting confidentiality.

5.   The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

6.   Except to the extent required by a court or similar order or as may be required under applicable law (after consultation with, and approval as to form and substance by, UBS and its counsel, which approval shall not be unreasonably withheld), none of (i) the name of UBS, (ii) any advice rendered by UBS to the Company, or (iii) the terms of this Agreement or any communication from UBS in connection with the services performed by UBS pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Company or any of its affiliates or any of their agents, without UBS' prior written consent.

7.   UBS' services hereunder may be terminated by the Company or UBS upon 30 days prior written notice without liability or continuing obligation of the Company or UBS, except as provided in this Section 7. If UBS' engagement pursuant to this Agreement expires at the end of the Term or is terminated earlier by the Company or UBS pursuant to the terms of this Agreement (the "Termination Date"), (i) UBS shall be entitled to any fees earned prior to the Termination Date and payable pursuant to Section 2 hereof, (ii) as set forth in the following sentences of this Section, (iii) expenses incurred by UBS as a result of services rendered prior to the Termination Date shall become immediately payable in full, and (iv) Sections 4 (other than the first sentence thereof) and 5 through 14 hereof shall remain operative and in full force and effect regardless of the occurrence of the Termination Date. UBS shall be entitled to payment in full of the fees referred to in Section 2(b) if at any time prior to the expiration of 12 months after the Termination Date, (x) a Restructuring Transaction is consummated (by virtue of the consummation, or if earlier, the effective date (or any similar term), of a Plan or otherwise) or (y) the Company enters into a letter of intent or any agreement that subsequently results in the consummation of a Restructuring Transaction.

8.   UBS shall not make any public announcements regarding any matter relating to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

9.   If the Company or any entity comprising part of the Company becomes a debtor in a case under the Bankruptcy Code, the Company shall file an application and use reasonable commercial efforts to obtain a Bankruptcy Court order pursuant to Section 328(a) of the Bankruptcy Code authorizing the Company to retain UBS (the "Retention Order") on the terms set forth in this Agreement. Reasonable commercial efforts in this Agreement shall include, among other things, diligently supporting UBS' retention. If the Company does not obtain a Retention Order reasonably satisfactory to UBS, UBS shall not be required to serve as the Company's financial advisor during its Chapter 11 case, and the Company agrees that it will recognize in its bankruptcy any and all of UBS' claims for compensation arising under or in connection with the tail provisions contained in Section 7 herein. If UBS (i) cannot be retained in the Company's bankruptcy case because it is finally determined by a court of competent jurisdiction that UBS is not a "disinterested person" within the meaning of Section 101(14) of the Bankruptcy Code, provided that UBS is afforded a reasonable opportunity to undertake any actions to cure any problems or concerns related to its "disinterested" status, or (ii) declines to serve on the ground that the Retention Order is not reasonably satisfactory to it because the court with jurisdiction over the case (a) declines to permit payment of the Monthly Advisory Fee on a "flat fee" basis (this clause (a) shall not apply if the Court indicates that it would be willing to approve a Monthly Advisory Fee on a flat fee basis if the amount were lower than the Monthly Advisory Fee provided for in this Agreement) or (b) declines to approve the indemnification provisions of this Agreement, provided that the terms and conditions of the indemnification provisions that the court approves or indicates that it would be willing to approve are customary for cases of similar size and complexity in the jurisdiction in which the bankruptcy case is filed , then no Restructuring Transaction Fee shall be payable to UBS under this Agreement, including pursuant to Section 7 hereof.

10.       The Company acknowledges and agrees that UBS has been retained to act solely as advisor to the Company, and not as an advisor of any other person, and the Company's engagement of UBS is not intended to confer rights upon any person (including shareholders, employees or creditors of the Company) not a party hereto as against UBS or its affiliates, or their respective directors, officers, employees or agents, successors or assigns. UBS shall act as an independent contractor under this Agreement, and any duties arising out of its engagement shall be owed solely to the Company. UBS shall not have any liability or responsibility for any action or omission of Corporate Revitalization Partners, LLC or any other advisor to the Company.

UBS AG (the parent of UBS) and its subsidiaries, branches and affiliates (the "UBS Group") is involved in a wide range of commercial banking, investment banking and other activities (including investment management, corporate finance and securities issuing, trading and research) from which conflicting interests, or duties may arise. Information which is held elsewhere within UBS or within the UBS Group, but of which none of the individuals in the Investment Banking Department of UBS involved in carrying out this engagement actually has knowledge, will not for any purpose be taken into account in determining UBS' responsibilities to the Company under this engagement. Neither UBS nor any other part of the UBS Group will have any duty to disclose to the Company or utilize for the Company's benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business. In addition, in the ordinary course of its business, UBS and its affiliates may trade the securities of the Company and any party to a Restructuring Transaction for its own or their account and for the accounts of customers, and UBS and its affiliates may at any time hold a long or short position in such securities. UBS maintains and will maintain information barriers between the investment banking team working on this engagement and UBS' trading business restricting the information flow from the investment banking team to the trading business.

11.       THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, DIRECTLY OR INDIRECTLY, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN IN COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF UBS AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR COUNTERCLAIM BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND UBS AND MAY BE

ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY OR UBS, AS APPROPRIATE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

12.       This Agreement shall be binding upon UBS and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company's and UBS' respective businesses and/or assets.

13.       This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS and the Company. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

[Signature page follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

UBS SECURITIES LLC

By: /s/ Thomas Benninger

_________________________

Thomas Benninger

Managing Director

By: /s/ Chetan Bhandari

_________________________

Chetan Bhandari

Executive Director

Accepted and agreed to as of

the date first above written:

SCOTIA PACIFIC COMPANY LLC

By: /s/ Sid Weiss

________________________________

Name: Sid Weiss

Title: Independent Manager

By: /s/ Jack Webb

________________________________

Name: Jack Webb

Title: Independent Manager

Annex A

(Obligations)

1.	6.55% Class A-1 Timber Collateralized Notes due July 20, 2008 ($45 million aggregate principal amount)
2.	7.11% Class A-2 Timber Collateralized Notes due July 20, 2008 ($243 million aggregate principal amount)
3.	7.71% Class A-3 Timber Collateralized Notes due July 20, 2008 ($463 million aggregate principal amount)

UBS SECURITIES LLC INDEMNIFICATION AGREEMENT

March 31, 2005

Private and Confidential

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

In connection with the engagement of UBS Securities LLC ("UBS") to advise and assist the undersigned (together with its subsidiaries, referred to as the "Company") with the matters set forth in the Agreement, dated March 1, 2005, between the Company and UBS (the "Agreement"), in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in any disclosure document in connection with any transaction arising out of the Agreement or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except, in the case of clause (ii) above only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of UBS, including, without limitation, its breach of the Agreement. In addition, in the event that UBS becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse UBS for its reasonable legal and other third party expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS in connection therewith; provided however, that UBS shall promptly repay to the Company any such expenses the Company has previously reimbursed to the extent UBS is finally judicially determined not to be entitled to indemnification hereunder as a result of the exception in the first sentence of this Indemnification Agreement. If such indemnification were not to be available for any reason (other than as a result of a final judicial determination of the gross negligence or willful misconduct of UBS, including, without limitation, its breach of the Agreement as provided in the exception in the first sentence of this Indemnification Agreement), the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company, its stockholders and its creditors, on the one hand, and UBS, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, its stockholders and its creditors, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company, its stockholders and its creditors, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company, its stockholders and its creditors, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which UBS has been retained to perform financial services bears to the fees paid to UBS under the Agreement; provided that, in no event shall the Company contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS' prior written consent, which, in the case of a settlement involving monetary damages only, shall not be unreasonably withheld; unless such settlement (i) includes an unconditional release of UBS from all liability in any way related to or arising out of such Proceeding and (ii) does not impose any actual or potential liability upon UBS and does not contain any factual or legal admission by or with respect to UBS or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of UBS or any action or inaction by UBS. For purposes of this Indemnification Agreement, UBS shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

UBS promptly will notify the Company upon receipt of actual notice of a Proceeding with respect to which indemnity is sought hereunder if the Company is not a party to such Proceeding, provided that the failure to so notify the Company will not relieve the Company from any liability that the Company may have on account of this indemnity or otherwise, except to the extent the Company is materially prejudiced by such failure. The Company shall have the right to assume, and if requested by UBS shall assume, the defense of any such Proceeding, including the employment of counsel reasonably satisfactory to UBS. UBS shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of UBS, unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed promptly to assume the defense thereof and employ counsel as provided above or (iii) the named parties to any such Proceeding (including impleaded parties) include UBS and the Company, and UBS shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company, provided that the Company shall not in any event be responsible hereunder for the fees and expenses of more than two law firms, one of which shall be local counsel, in connection with any Proceeding in the same jurisdiction. UBS also agrees that it will not settle any proceeding in respect of which indemnification may be sought hereunder without the prior written consent of the Company (which consent shall not be unreasonably withheld).

The Company agrees that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS' engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement, including, without limitation, its breach of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH OF UBS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

[Signature page follows]

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS' engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

SCOTIA PACIFIC COMPANY LLC

By: /s/ Sid Weiss

_________________________

Name: Sid Weiss

Title: Independent Manager

By: /s/ Jack Webb

_________________________

Name: Jack Webb

Title: Independent Manager

Accepted and agreed to as of

the date first above written:

UBS SECURITIES LLC

By: /s/ Thomas Benninger

_________________________

Thomas Benninger

Managing Director

By: /s/ Chetan Bhandari

_________________________

Chetan Bhandari

Executive Director